Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 29, 2024, relating to the financial statements of Cardiff Oncology, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

San Diego, California
March 27, 2024